SUMMIT PROPERTIES ANNOUNCES SECOND QUARTER RESULTS
Raises 2004 Earnings Guidance

Charlotte, North Carolina (July 23, 2004) - Summit Properties Inc. (NYSE:SMT), a Real Estate Investment Trust headquartered in Charlotte, North Carolina, today reported operating results for the quarter ended June 30, 2004. A complete earnings release and supplemental financial data may be obtained at www.summitproperties.com/earnings . If you are unable to obtain this information, please contact investor relations by email at k lussier@summitproperties.com or by calling 704-334-3000.

Quarterly Results
Net income for the quarter ended June 30, 2004 was $12,172,000, or $0.38 per share, compared to $2,905,000, or $0.11 per share, for the quarter ended June 30, 2003 . The Company’s second quarter 2004 net income results include a gain on asset sale of $9,993,000, or $0.32 per share, compared with a gain on asset sale of $3,122,000, or $0.12 per share for the second quarter 2003.

Funds from Operations ("FFO") for the quarter ended June 30, 2004 were $14,542,000, or $0.42 per share, a 5.0 percent per share increase compared to $12,132,000, or $0.40 per share, for the quarter ended June 30, 2003. FFO, which is a primary earnings measure of the REIT industry, has been calculated as set forth in the attachments to this release. A reconciliation of net income to FFO is provided in the attachments to this release.

Property revenue from same-property communities increased 1.4 percent during the second quarter of 2004 and property operating expenses decreased 2.5 percent, leading to a 3.2 percent increase in property operating income over the same period in 2003. Sequentially, property revenue from same-property communities increased 1.1 percent during the second quarter of 2004 and property operating expenses decreased 6.2 percent, leading to a 4.8 percent increase in property operating income over the first quarter of 2004. A reconciliation of net income to property operating income is provided in the attachments to this release.

"Outstanding property operating performance coupled with a robust property sales market have given us the confidence to increase our 2004 earnings guidance for the second time this year," said Steve LeBlanc, Summit’s President and Chief Executive Officer.

"It is clear to us that a robust apartment recovery is underway in our five markets. FFO per share is up five percent over last year driven by positive same-property revenue and property operating income growth. In addition, sequential same-property revenue growth was positive for the third time in the last four quarters and posted its best performance since 2000. This sequential trend bodes well for our performance for the balance of 2004 and into 2005."

"We continue to see exceptionally strong demand for the communities we are selling. The prices we anticipate receiving for these communities have increased by almost $50 million from our initial expectations."

Investment Activities
"Anticipating this economic recovery, we began aggressively increasing our investment activities in mid-2003. That effort is accelerating," said Mike Schwarz, Summit’s Chief Operating Officer. "We acquired two communities during the second quarter and began construction on a third community. For the balance of 2004, we are pursuing several additional acquisitions and anticipate beginning development on a number of new communities, primarily focused in Washington, D.C., our largest market."

The Company acquired two communities during the second quarter of 2004. Summit South End Square, a luxury urban apartment community located in Charlotte, North Carolina, was purchased for $33.5 million. Summit South End Square was completed in 2003 and contains 299 luxury apartment homes. It offers amenities such as nine-foot ceilings with crown moldings, fireplaces, elevators, a pool with heated spa, a state-of-the-art exercise facility, and a structured parking deck. The community is located in the heart of urban South End and is only blocks away from Charlotte’s central business district. Summit South End Square is on the trolley/future light rail line and has its own stop adjacent to Summit Grandview’s trolley stop.

Summit Stonecrest was also acquired during the second quarter of 2004. Summit Stonecrest is located in Charlotte, North Carolina and was purchased for $29.4 million. It was constructed in 2001 and contains 306 apartment homes. This luxury garden community includes amenities such as nine-foot ceilings with crown moldings, a resort pool, a billiard room, a theatre room, and attached garages. Summit Stonecrest is located in south Charlotte and is surrounded by over 4.1 million square feet of office space and a large, upscale retail center.

The Company began construction of one new community during the second quarter of 2004. Summit Manor Park, a luxury apartment community located in Raleigh, North Carolina, represents a total anticipated investment of $46.3 million. When completed, Summit Manor Park will have 484 apartment homes and offer amenities such as nine-foot ceilings, fireplaces, a state-of-the-art exercise facility, and a resort pool. Summit Manor Park is located across the street from an upscale regional mall and has outstanding access to Raleigh’s outer beltway.

The Company completed construction of one new apartment community during the second quarter of 2004. Summit Reunion Park II is located in Raleigh, North Carolina and represents a total investment of $10.2 million, a cost savings of 5.6 percent as compared to budget. Summit Reunion Park II has 172 apartment homes and is the second phase of Summit Reunion Park, a community with 248 apartment homes.

The Company achieved stabilization of one new community during the second quarter of 2004. Summit Lansdowne, a luxury garden community located in a Northern Virginia suburb of Washington, D.C., was 99.3 percent leased as of June 30, 2004. Summit Lansdowne has 690 apartment homes and represents a total investment of $99.5 million.

As of June 30, 2004, the Company had four communities in lease-up. Summit Silo Creek, in Washington, D.C., was 81.3 percent leased at the end of the quarter. Summit Reunion Park II, in Raleigh, North Carolina, was 55.2 percent leased at the end of the quarter. Summit Brickell View, in Miami, Florida, was 29.4 percent leased at the end of the quarter. Summit Las Olas, in Ft. Lauderdale, Florida, was 18.3 percent leased at the end of the quarter.

The Company sold one community during the second quarter 2004. The community formerly known as Summit Square, located in Durham, North Carolina, contains 362 apartment homes and was constructed in 1990. This community was sold for $22.5 million, which translates into an average capitalization rate of 5.4 percent based upon forward-looking twelve-month property operating income, calculated after capital expenditures.

Capital Markets Activities
During the second quarter of 2004, the Company added three communities as collateral and increased the commitment of its existing secured credit facility from $200 million to $290 million. During the quarter, the Company also assumed a $19.7 million non-recourse mortgage as part of the Summit Stonecrest acquisition. The mortgage matures in 2012 and has a fixed interest rate of 4.18 percent.

Operating Outlook
After reviewing results of the first half of 2004, the Company is increasing its earnings guidance for the second time this year. This positive trend is driven by improved same-property operating performance, higher anticipated sales proceeds, and increased investment opportunities. The Company’s current 2004 net income guidance is $2.53 to $4.27 per share. Actual results within this net income guidance range will primarily depend on the timing of planned property sales. The Company’s current 2004 FFO guidance is $1.60 to $1.70 per share. A reconciliation of net income to FFO is provided in the attachments to this release.

Summit Properties Inc.
2004 Operating Outlook
(Dollars in thousands, except per share data)

	2004 Original Estimate as of 1/30/04	2004 Revised Estimate as of 7/23/04

Same-property revenues	-2.0 to 2.0%	0.5 to 2.0%
Same-property operating expenses	3.0 to 4.0%	1.0 to 2.0%
Same-property operating income	-3.0 to 1.0%	0.0 to 2.0%

Investment spending	$100,000 to $350,000	$200,000 to $400,000

Disposition proceeds	$150,000 to $250,000	$200,000 to $300,000

Net income per share	$1.57 to $3.43	$2.53 to $4.27
Add expected real estate depreciation per share	$1.09 to $1.09	$1.28 to $1.32
Less expected gain on sale of real estate assets per share	($1.16) to ($2.84)	($2.21) to ($3.89)
Funds from operations per share	$1.50 to $1.68	$1.60 to $1.70

Conference Call
Summit will conduct a conference call today at 11:00 a.m. EDT to discuss its operating results. In addition, the Company may answer questions and provide its view on earnings forecasts and other matters, some of the responses to which may not have been previously disclosed.

The number for the conference call is (800) 406-5345, reservation code 668783. A live webcast of the conference call will also be available at www.summitproperties.com/investorrelations . A replay of the call by webcast will be available for an extended period of time. The financial and statistical information presented on the conference call will be available on the investor relations page of the Company’s website promptly after the conference call.

Summit Properties Inc. is a real estate investment trust that focuses on the operation, development, and acquisition of luxury apartment communities. As of June 30, 2004, the Company owned or held an ownership interest in 52 communities comprised of 16,000 apartment homes with an additional 1,715 apartment homes under construction in four new communities. For additional information, contact the Company at (704) 334-3000, email the Company at email@summitproperties.com, or visit the Company’s website at www.summitproperties.com .

# # #

Contact:  Steven R. LeBlanc, President and CEO
     Michael L. Schwarz, Executive Vice President and COO
     Gregg D. Adzema, Executive Vice President and CFO

NOTE: This release , including its supplement , contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements which are predictions of, or indicate future events and trends and which do not relate solely to historical matters, including information concerning the Company’s future net income, FFO estimates, Same-Property Revenues and Operating Income, anticipated investment costs, anticipated construction completion and stabilization dates, expected market conditions and fundamentals, particularly in its largest market, Washington, D.C., and other forecasts, are forward-looking statements. The Company’s actual results could differ materially from those set forth in the forward-looking statements. Factors that impact the Company’s ability to meet these forward-looking statements include, but are not limited to: national economic conditions and economic conditions in the Company’s markets; changes in job growth, household formation and population growth; changes in interest rates; uncertainties associated with the Company’s current real estate development activities, including actual costs exceeding the Company’s budgets and construction delays; the failure to sell properties on favorable terms, in a timely manner or at all; the failure to locate favorable investment opportunities in the Company’s markets; the impact of competition; the failure to obtain financing on favorable terms, in a timely manner, or at all; the effects of the Company’s accounting policies; and other factors discussed periodically in the Company’s reports filed with the Securities and Exchange Commission. The Company expressly disclaims any responsibility to update forward-looking statements.

SUMMIT PROPERTIES INC.
STATEMENTS OF EARNINGS
(Dollars in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,

	2004	2003	% Change	2004	2003	% Change

Revenues:
Property revenues:
Rental	$ 33,010	$ 27,052	22.0%	$ 65,007	$ 52,880	22.9%
Other	2,852	2,089	36.5%	5,359	3,817	40.4%

Total property revenues	35,862	29,141	23.1%	70,366	56,697	24.1%

Management fees - third party communities	146	156	-6.4%	293	326	-10.1%
Interest and other	411	697	-41.0%	780	1,699	-54.1%
Gain and interest income on compensation plans	138	50	176.0%	418	238	75.6%

Total revenues	36,557	30,044	21.7%	71,857	58,960	21.9%

Expenses:
Property operating	12,286	10,064	22.1%	24,619	19,278	27.7%
General and administrative	2,112	1,765	19.7%	4,002	3,322	20.5%
Property Management - owned communities	1,337	1,504	-11.1%	2,831	2,824	0.2%
Property Management - third party communities	162	182	-11.0%	343	342	0.3%
Liability adjustment and gain (loss) on compensation plans	138	50	176.0%	418	238	75.6%
Depreciation and amortization	10,763	8,036	33.9%	20,992	15,340	36.8%
Interest	7,578	6,450	17.5%	14,496	12,821	13.1%
Deferred financing cost amortization	338	333	1.5%	662	713	-7.2%

Total expenses	34,714	28,384	22.3%	68,363	54,878	24.6%

Income from continuing operations before loss on unconsolidated real estate joint ventures, dividends to preferred unitholders and minority
interest of common unitholders	1,843	1,660	11.0%	3,494	4,082	-14.4%

Loss on unconsolidated real estate joint ventures	(80)	(75)	6.7%	(173)	(164)	5.5%

Income from continuing operations before dividends to preferred
unitholders and minority interest of common unitholders	1,763	1,585	11.2%	3,321	3,918	-15.2%

Dividends to preferred unitholders in Operating Partnership	(1,203)	(3,105)	-61.3%	(2,406)	(6,210)	-61.3%
Minority interest of common unitholders in Operating Partnership	(54)	176	-	(88)	265	-

Income (loss) from continuing operations	506	(1,344)	-	827	(2,027)	-

Discontinued operations (1):
Income from discontinued operations (2)	2,914	3,193	-8.7%	5,060	6,694	-24.4%
Gain on disposition of discontinued operations	9,993	3,122	220.1%	10,040	6,258	60.4%
Loss from early extinguishement of debt	-	(1,508)		-	(1,508)
Minority interest of common unitholders in Operating Partnership	(1,241)	(558)	122.4%	(1,456)	(1,323)	10.1%

Total discontinued operations	11,666	4,249	174.6%	13,644	10,121	34.8%

Net income	$ 12,172	$ 2,905	319.0%	$ 14,471	$ 8,094	78.8%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	31,459,095	26,892,289	17.0%	31,425,268	27,050,846	16.2%

Diluted	31,681,617	26,892,289	17.8%	31,649,300	27,050,846	17.0%

PER SHARE DATA - DILUTED
Income (loss) from continuing operations	$ 0.02	$ (0.05)	-	$ 0.03	$ (0.07)	-

Discontinued operations (1)	$ 0.37	$ 0.16	131.3%	$ 0.43	$ 0.37	16.2%

Net income	$ 0.38	$ 0.11	245.5%	$ 0.46	$ 0.30	53.3%

SUMMIT PROPERTIES INC.
CONDENSED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2004	2003

ASSETS
Operating real estate assets	$ 1,259,200	$ 1,147,187
Accumulated depreciation	(149,874)	(131,301)

Net operating real estate assets	1,109,326	1,015,886

Operating real estate assets - assets held for sale	117,245	136,170
Accumulated depreciation - assets held for sale	(37,507)	(43,199)

Net operating real estate assets - assets held for sale	79,738	92,971

Communities under construction	215,726	210,313

Net real estate assets	1,404,790	1,319,170

Cash and cash equivalents	3,838	3,936
Other assets	25,663	24,969
Other assets - assets held for sale	174	159

Total assets	$1,434,465	$1,348,234

LIABILITIES AND STOCKHOLDERS' EQUITY
Variable rate tax-exempt mortgage - assets held for sale	$10,125	$10,345
Variable rate mortgage	6,900	6,900
Variable rate credit facility	181,000	119,000
Variable rate construction loan	-	33,345

Total variable rate debt	198,025	169,590

Fixed rate mortgages	394,382	332,569
Fixed rate senior unsecured debt	220,000	220,000

Total fixed rate debt	614,382	552,569

Total debt before hedge adjustments	812,407	722,159

Fair value adjustment of hedged debt instruments	2,704	3,993

Total debt	815,111	726,152

Other liabilities	51,329	47,938
Other liabilities - assets held for sale	306	353

Total liabilities	866,746	774,443

Minority interest of preferred unitholders	53,544	53,544
Equity including other minority interest	514,175	520,247

Total liabilities and stockholders' equity	$1,434,465	$1,348,234

SUMMIT PROPERTIES INC.
BALANCE SHEET STATISTICS
(Dollars in thousands)

	June 30,	December 31,
	2004	2003

WEIGHTED AVERAGE INTEREST RATE
Variable rate tax-exempt mortgage - assets held for sale	2.57%	2.55%
Variable rate mortgage	2.84%	3.03%
Variable rate credit facility	1.57%	1.99%
Variable rate construction loan	-	3.20%

Total variable rate debt	1.68%	2.16%

Fixed rate mortgages	5.87%	6.62%
Fixed rate senior unsecured debt	7.40%	7.34%

Total fixed rate debt	6.43%	6.96%

Total debt	5.37%	5.85%

WEIGHTED AVERAGE MATURITY (YEARS) (3)
Variable rate tax-exempt mortgage - assets held for sale	2.8	3.3
Variable rate mortgage	1.1	1.6

Total variable rate debt	2.1	2.6

Fixed rate mortgages	6.6	7.0
Fixed rate senior unsecured debt	3.0	3.5

Total fixed rate debt	5.3	5.6

Total debt	5.3	5.5

LEVERAGE STATISTICS
Total debt before hedge adjustments	$ 812,407	$ 722,159

Minority interest of preferred unitholders	$ 53,544	$ 53,544

Total assets	$ 1,434,465	$ 1,348,234
Accumulated depreciation	187,381	174,500

Total undepreciated assets	$ 1,621,846	$ 1,522,734

Total debt before hedge adjustments to total undepreciated assets	50%	47%

Total debt before hedge adjustments and minority
interest of preferred unitholders to total undepreciated assets	53%	51%

Total shares and units outstanding	34,808,487	34,739,025

SUMMIT PROPERTIES INC.
PROPERTY OPERATING AND
CAPITAL EXPENDITURE STATISTICS
(Dollars in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,

PROPERTY OPERATING STATISTICS (4)	2004	2003	% Change	2004	2003	% Change

Property revenues (continuing and discontinued operations, see (1) and (2)):
Same-property communities	$28,900	$28,510	1.4%	$57,490	$57,067	0.7%
Stabilized development communities	6,235	4,259	46.4%	12,434	7,737	60.7%
Acquisition communities	4,341	894	385.6%	8,113	894	807.5%
Lease-up communities	893	-	-	1,328	-	-
Disposition communities	308	6,342	-95.1%	942	13,728	-93.1%

Total property revenues	40,677	40,005	1.7%	80,307	79,426	1.1%

Property operating expenses (continuing and discontinued operations (see (1) and (2)):
Same-property communities	9,020	9,251	-2.5%	18,635	18,584	0.3%
Stabilized development communities	2,397	1,796	33.5%	4,959	3,143	57.8%
Acquisition communities	1,632	391	317.4%	3,021	392	670.7%
Lease-up communities	596	12	4866.7%	857	14	6021.4%
Disposition communities	147	2,541	-94.2%	398	5,529	-92.8%

Total property operating expenses	13,792	13,991	-1.4%	27,870	27,662	0.8%

Property operating income (continuing and discontinued operations (see (1) and (2)):
Same-property communities	19,880	19,259	3.2%	38,855	38,483	1.0%
Stabilized development communities	3,838	2,463	55.8%	7,475	4,594	62.7%
Acquisition communities	2,709	503	438.6%	5,092	502	914.3%
Lease-up communities	297	(12)	-	471	(14)	-
Disposition communities	161	3,801	-95.8%	544	8,199	-93.4%

Total property operating income	$26,885	$26,014	3.3%	$52,437	$51,764	1.3%

CAPTIAL EXPENDITURES (5)
Recurring capital expenditures	$1,762	$1,781	-1.1%	$3,091	$2,557	20.9%
Non-recurring capital expenditures	779	932	-16.4%	1,247	1,141	9.3%

Total capital expenditures	$2,541	$2,713	-6.3%	$4,338	$3,698	17.3%

SUMMIT PROPERTIES INC.
NON-GAAP FINANCIAL MEASURE
RECONCILIATIONS
(Dollars in thousands, except per share amounts)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
	Three Months Ended
	March 31, 2004	2004	2003	2004	2003

NET INCOME TO PROPERTY OPERATING INCOME (6)
Net income	$ 2,299	$ 12,172	$ 2,905	$ 14,471	$ 8,094
Management fees - third party communities	(147)	(146)	(156)	(293)	(326)
Interest and other income	(370)	(411)	(697)	(780)	(1,699)
General and administrative	1,891	2,112	1,765	4,002	3,322
Property Management - owned communities	1,494	1,337	1,504	2,831	2,824
Property Management - third party communities	181	162	182	343	342
Depreciation and amortization (continuing and discontinued operations)	11,399	11,092	10,551	22,492	20,384
Interest and deferred financing cost amortization (continuing and discontinued operations)	7,306	7,982	8,012	15,288	16,141
Loss on unconsolidated real estate joint ventures	94	80	75	173	164
Dividends to preferred unitholders in Operating Partnership	1,203	1,203	3,105	2,406	6,210
Minority interest of common unitholders in Operating Partnership	249	1,295	382	1,544	1,058
Gain on disposition of discontinued operations	(47)	(9,993)	(3,122)	(10,040)	(6,258)
Loss on early extinguishment of debt	-	-	1,508	-	1,508

Total property operating income	$ 25,552	$ 26,885	$ 26,014	$ 52,437	$ 51,764

FUNDS FROM OPERATIONS (7)
Net income		$ 12,172	$ 2,905	$ 14,471	$ 8,094
Real estate depreciation		10,878	10,269	22,058	19,844
Real estate depreciation from unconsolidated joint ventures		190	190	379	379
Net gain on sale of real estate assets		(9,993)	(3,122)	(10,040)	(6,258)
Loss on early extinguishment of debt		-	1,508	-	1,508
Minority interest of common unitholders in Operating Partnership		1,295	382	1,544	1,058

Funds from operations		$ 14,542	$ 12,132	$ 28,412	$ 24,625

WEIGHTED AVERAGE SHARES/UNITS OUTSTANDING
Basic		34,809,293	30,436,755	34,800,676	30,595,312

Diluted		35,031,815	30,531,635	35,024,708	30,656,175

PER SHARE DATA - DILUTED
Funds from operations (7)		$ 0.42	$ 0.40	$ 0.81	$ 0.80

		Guidance Range

FORECASTED FUNDS FROM OPERATIONS PER SHARE (7)		Low End	High End

Forecasted net income		$ 2.53	$ 4.27
Add expected real estate depreciation		1.28	1.32
Less expected gain on sale of real estate assets		(2.21)	(3.89)

Forecasted funds from operations		$ 1.60	$ 1.70

SUMMIT PROPERTIES INC.
SAME-PROPERTY OPERATING STATISTICS
(Dollars in thousands)

YEAR-OVER-YEAR
Three Months Ended June 30, 2004 and 2003

		Percentage of		Property	Property
	Number of	Property	Property	Operating	Operating
	Apartment	Operating	Revenues	Expenses	Income
	Homes	Income	% Change	% Change	% Change

Markets
Washington, D.C.	2,301	30.5%	1.8%	-6.1%	4.5%
Southeast Florida	1,715	19.6%	2.4%	-2.7%	5.2%
Atlanta, GA	2,485	19.1%	1.4%	-0.4%	2.4%
Raleigh, NC	1,972	14.5%	-0.5%	-2.5%	0.4%
Charlotte, NC	1,901	14.3%	1.2%	-1.0%	2.5%
Other	270	2.0%	0.1%	0.8%	-0.2%

Total Same-Property	10,644	100.0%	1.4%	-2.5%	3.2%

		Average		Average Monthly
		Physical		Rent per Occupied
		Occupancy		Apartment Home

		2Q 2004	% Change	2Q 2004	% Change

Markets
Washington, D.C.		94.8%	-1.0%	$ 1,134	1.3%
Southeast Florida		96.5%	1.6%	1,077	-0.6%
Atlanta, GA		93.0%	1.9%	775	-3.7%
Raleigh, NC		93.0%	0.4%	722	-1.5%
Charlotte, NC		93.9%	0.2%	732	-1.3%
Other		96.8%	0.4%	788	50.0%

Total Same-Property		94.2%	0.4%	$ 884	-1.0%

YEAR-OVER-YEAR
Six Months Ended June 30, 2004 and 2003

		Percentage of		Property	Property
	Number of	Property	Property	Operating	Operating
	Apartment	Operating	Revenues	Expenses	Income
	Homes	Income	% Change	% Change	% Change

Markets
Washington, D.C.	2,301	30.4%	2.9%	-2.6%	4.9%
Southeast Florida	1,715	19.3%	1.8%	2.3%	1.5%
Atlanta, GA	2,485	19.3%	-1.0%	3.1%	-3.2%
Raleigh, NC	1,972	14.7%	-2.3%	-0.9%	-2.9%
Charlotte, NC	1,901	14.3%	1.2%	-0.9%	2.5%
Other	270	2.0%	-1.1%	-0.9%	-1.3%

Total Same-Property	10,644	100.0%	0.7%	0.3%	1.0%

		Average		Average Monthly
		Physical		Rent per Occupied
		Occupancy		Apartment Home

		YTD 2004	% Change	YTD 2004	% Change

Markets
Washington, D.C.		95.1%	0.0%	1,130	1.1%
Southeast Florida		96.4%	1.6%	1,073	-1.2%
Atlanta, GA		92.9%	0.2%	775	-4.3%
Raleigh, NC		92.9%	-1.6%	722	-1.9%
Charlotte, NC		94.4%	0.3%	731	-2.0%
Other		96.3%	-0.1%	785	-0.3%

Total Same-Property		94.3%	0.1%	882	-1.5%

SEQUENTIAL QUARTER
Three Months Ended June 30, 2004 and Three Months Ended March 31, 2004

		Percentage of		Property	Property
	Number of	Property	Property	Operating	Operating
	Apartment	Operating	Revenues	Expenses	Income
	Homes	Income	% Change	% Change	% Change

Markets
Washington, D.C.	2,301	30.5%	1.1%	-10.5%	5.3%
Southeast Florida	1,715	19.6%	2.4%	-7.7%	8.4%
Atlanta, GA	2,485	19.1%	0.6%	-3.7%	3.0%
Raleigh, NC	1,972	14.5%	0.4%	-3.3%	2.3%
Charlotte, NC	1,901	14.3%	0.3%	-5.3%	3.8%
Other	270	2.0%	2.9%	-0.7%	5.5%

Total Same-Property	10,644	100.0%	1.1%	-6.2%	4.8%

		Average		Average Monthly
		Physical		Rent per Occupied
		Occupancy		Apartment Home

		2Q 2004	% Change	2Q 2004	% Change

Markets
Washington, D.C.		94.8%	-0.6%	$ 1,134	0.8%
Southeast Florida		96.5%	0.3%	1,077	0.7%
Atlanta, GA		93.0%	0.2%	775	0.0%
Raleigh, NC		93.0%	0.0%	722	0.0%
Charlotte, NC		93.9%	-1.1%	732	0.3%
Other		96.8%	1.0%	788	0.9%

Total Same-Property		94.2%	-0.2%	$ 884	0.5%

SUMMIT PROPERTIES INC.
COMPLETED COMMUNITIES

						Average
						Monthly
					Average	Rent per
					Physical	Occupied
				Average	Occupancy	Apartment
		Number of	Year	Apartment	Percentage	Home
Market Area/Community (8)	Location	Apartments	Completed	Size (sq ft)	2Q 2004	2Q 2004

SAME-PROPERTY COMMUNITIES
ATLANTA
Summit Club at Dunwoody	Atlanta, GA	324	1997	1,007	96.3	791
Summit Deer Creek	Atlanta, GA	292	2000	1,187	92.3	796
Summit Glen	Atlanta, GA	242	1992	983	95.0	762
Summit on the River	Atlanta, GA	352	1997	1,103	93.8	774
Summit Peachtree City	Atlanta, GA	399	2001	1,026	90.4	727
Summit Shiloh	Atlanta, GA	232	2002	1,151	92.6	777
Summit St. Clair	Atlanta, GA	336	1997	969	90.5	861
Summit Sweetwater	Atlanta, GA	308	2000	1,151	94.0	716

Total / weighted average		2,485	1998	1,069	93.0	775

CHARLOTTE
Summit Ballantyne	Charlotte, NC	400	1998	1,053	91.5	758
Summit Crossing	Charlotte, NC	128	1985	978	94.5	587
Summit Fairview	Charlotte, NC	135	1983	1,036	96.7	653
Summit Foxcroft	Charlotte, NC	156	1979	940	93.5	604
Summit Grandview	Charlotte, NC	266	2000	1,145	92.6	1,085
Summit Norcroft	Charlotte, NC	216	1997	1,126	94.1	679
Summit Sedgebrook	Charlotte, NC	368	1999	1,017	95.3	674
Summit Simsbury	Charlotte, NC	100	1985	874	96.2	663
Summit Touchstone	Charlotte, NC	132	1986	899	94.8	617

Total / weighted average		1,901	1994	1,032	93.9	732

ORLANDO
Summit Hunter's Creek	Orlando, FL	270	2000	1,082	96.8	788

Total / weighted average		270	2000	1,082	96.8	788

RALEIGH
Summit Crest	Raleigh, NC	438	2001	1,129	89.6	747
Summit Governor's Village	Raleigh, NC	242	1999	1,134	91.4	785
Summit Highland	Raleigh, NC	172	1987	986	94.4	585
Summit Lake	Raleigh, NC	446	1999	1,075	94.3	688
Summit Overlook	Raleigh, NC	320	2001	1,056	93.0	805
Summit Westwood	Raleigh, NC	354	1999	1,112	96.1	680

Total / weighted average		1,972	1999	1,090	93.0	722

SOUTHEAST FLORIDA
Summit Aventura	Aventura, FL	379	1995	1,106	96.8	1,141
Summit Del Ray	Delray Beach, FL	252	1993	968	96.1	857
Summit Doral	Miami, FL	260	1999	1,172	97.4	1,219
Summit Plantation	Plantation, FL	502	1997	1,152	95.9	1,078
Summit Portofino	Broward County, FL	322	1995	1,307	96.8	1,057

Total / weighted average		1,715	1996	1,147	96.5	1,077

WASHINGTON, D.C.
Summit Ashburn Farm	Loudon County, VA	162	2000	1,061	93.7	1,096
Summit Belmont	Fredricksburg, VA	300	1987	881	96.9	863
Summit Fair Lakes	Fairfax, VA	530	1999	996	94.6	1,273
Summit Fair Oaks	Fairfax, VA	246	1990	938	95.3	1,085
Summit Largo	Largo, MD	219	2000	1,042	95.3	1,300
Summit Reston	Reston, VA	418	1987	854	93.7	1,081
Summit Russett	Laurel, MD	426	2000	1,025	94.7	1,161

Total / weighted average		2,301	1995	963	94.8	1,134

Total / weighted average of same-property communities		10,644	1996	1,056	94.2	884

						Average
						Monthly
					Average	Rent per
					Physical	Occupied
				Average	Occupancy	Apartment
		Number of	Year	Apartment	Percentage	Home
Market Area/Community (8)	Location	Apartments	Completed	Size (sq ft)	2Q 2004	2Q 2004

STABILIZED DEVELOPMENT COMMUNITIES
Reunion Park by Summit	Raleigh, NC	248	2000	941	90.7	592
Summit Brookwood	Atlanta, GA	359	2002	906	94.8	900
Summit Grand Parc	Washington, D.C.	105	2002	904	97.8	1,871
Summit Lenox	Atlanta, GA	431	1965	963	88.9	803
Summit Roosevelt	Washington, D.C.	198	2003	856	96.2	1,793
Summit Stockbridge	Atlanta, GA	304	2003	1,009	90.4	744
Summit Valleybrook	Philadelphia, PA	352	2002	992	93.3	1,116

Total / weighted average		1,997	1996	948	92.4	995

ACQUISITION COMMUNITIES
Summit Brickell	Miami, FL	405	2003	937	94.4	1,246
Summit Lansdowne	Washington, D.C.	690	2002	1,006	94.8	1,173
Summit South End Square	Charlotte, NC	299	2003	883	N/A	N/A
Summit Stonecrest	Charlotte, NC	306	2001	1,169	N/A	N/A

Total / weighted average		1,700	2002	997	94.7	1,200

Total / weighted average of stabilized communities		14,341	1997	941	94.0	925

LEASE-UP COMMUNITIES
Summit Reunion Park II	Raleigh, NC	172	2004	1,016	N/A	N/A
Summit Silo Creek	Washington, D.C.	284	2004	971	N/A	N/A
Total / weighted average		456	2004	988	N/A	N/A

GRAND TOTAL OF ALL COMMUNITIES		14,797	1998	1,030	94.0	925

SUMMIT PROPERTIES INC.
COMMUNITIES UNDER CONSTRUCTION
(Dollars in thousands)

							Apartment
							Homes
		Number of			Anticipated		Leased as of
		Apartment	Budgeted	Costs	Construction	Anticipated	June 30,
	Location	Homes	Costs	to Date	Completion	Stabilization	2004

COMMUNITIES IN LEASE - UP
Summit Brickell View	Miami, FL	323	$ 74,000	69,096	Q4 2004	Q2 2005	29.4%
Summit Las Olas	Ft. Lauderdale, FL	420	73,700	68,239	Q4 2004	Q3 2005	18.3%
Total		743	147,700	137,335

		.
COMMUNITIES NOT YET IN LEASE UP
Summit Fairfax Corner	Washington, D.C.	488	74,500	27,045	Q4 2006	Q2 2007
Summit Manor Park	Raleigh, NC	484	46,300	9,316	Q4 2006	Q4 2007

Total		972	120,800	36,361

LAND AND OTHER CONSTRUCTION COSTS		-	-	42,030

Total Communities under construction		1,715	$ 268,500	$ 215,726

(1)
We adopted Statement of Financial Accounting Standards (SFAS) No. 144 on January 1, 2002. SFAS No. 144 requires that the operating results of communities held for sale, as well as those sold, be included in discontinued operations in the statements of earnings prospectively from the date of adoption for all periods presented. As of June 30, 2004, we had seven communities which met the held for sale criteria (Summit Highland, Summit Reston, Summit Fair Oaks, Summit Belmont, Summit Norcroft, Summit Crossing and Summit Glen). During the year ended December 31, 2003, we sold eight communities (formerly known as Summit Fairways, Summit Turtle Rock, Summit Camino Real, Summit Arboretum, Summit Las Palmas, Summit San Raphael, Summit Buena Vista and Summit Belcourt). Discontinued operations for the three and six months ended June 30, 2004 includes the seven communities considered held for sale as of June 30, 2004 as well as Summit Square which was sold during the same period. Discontinued operations for the three and six months ended June 30, 2003 includes the seven communities considered held for sale as of June 30, 2004, Summit Square as well as the eight communities sold during the year ended December 31, 2003.

(2)	Income from discontinued operations consists of the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2004	2003	2004	2003

Property revenues	$ 4,815	$ 10,864	$ 9,941	$ 22,727
Property operating expenses	(1,506)	(3,927)	(3,251)	(8,382)
Depreciation	(330)	(2,515)	(1,502)	(5,044)
Interest and amortization	(65)	(1,229)	(128)	(2,607)

Income from discontinued operations	$ 2,914	$ 3,193	$ 5,060	$ 6,694

(3)	Weighted average maturity excludes the credit facility and construction loan.
(4)	A reconciliation of net income to property operating income is available on the Non-GAAP Financial Measure Reconciliations page.
(5)
Recurring capital expenditures consist primarily of exterior painting, new appliances, vinyl flooring, blinds, tile, wallpaper and carpet. Non-recurring capital expenditures consist primarily of major renovations and upgrades of apartment homes.

(6)
We evaluate community performance based on growth of property operating income, which is defined as rental and other property revenues less property operating expenses. We believe that property operating income is a meaningful measure for an investor’s analysis of community performance as it represents the most consistent, comparable operating performance among our communities. Depreciation is a fixed cost not controllable by our property management staff and not all communities are encumbered by financing instruments. Property operating income does not include any allocation of corporate overhead. You should not consider property operating income as an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or as an alternative to cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity. Our calculation of property operating income may differ from the methodology and definition used by other apartment companies, and accordingly, may not be comparable to similarly entitled measures used by other apartment companies. We use capitalization rates based upon forward twelve-month property operating income as a measure of the current market valuation of a property. These capitalization rates should not be considered as a measure of performance.

(7)
Funds from Operations ("FFO"), as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), represents net income (loss) excluding gains from sales of property and extraordinary items, plus depreciation of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures, all determined on a consistent basis in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Debt extinguishment costs which are recorded in discontinued operations because they were incurred directly as a result of the sale of a community are not specifically addressed by the NAREIT definition. Because of the limitations of the NAREIT FFO definition, we have made an interpretation in applying the definition to maintain consistent treatment with previous years' results. We include such debt extinguishment costs as a component of the community's total gain and, therefore, exclude them in the calculation of FFO. We believe that this interpretation is consistent with NAREIT's definition. Our methodology for computing FFO may differ from the methodologies utilized by other real estate companies and, accordingly, may not be comparable to other real estate companies. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make dividend or distribution payments. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of our ability to incur and service debt and to make capital expenditures. The denominator for FFO per share is diluted weighted average shares/units outstanding.

(8)	This table does not include unconsolidated joint ventures.